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                                                                    EXHIBIT 99.2


                           BARBEQUES GALORE LIMITED
                        NOTICE OF GRANT OF STOCK OPTION
                        -------------------------------


          Notice is hereby given of the following option grant (the "Option") to purchase Ordinary Shares of Barbeques Galore Limited (the "Corporation"):

          Optionee:
          --------   ----------------------------------------------------------
          Grant Date:
          ----------  ---------------------------------------------------------
          Vesting Commencement Date:
          -------------------------
          Exercise Price:  $                                         per share
          --------------    ----------------------------------------
          Number of Option Shares:                                      shares
          -----------------------  ------------------------------------
          Expiration Date:
          ---------------   --------------------------------------------------

          Type of Option:   ______  Incentive Stock Option
          --------------
                            ______  Non-Statutory Stock Option

          Exercise Schedule:  The Option shall become exercisable in three (3)
          -----------------
          equal successive annual installments upon Optionee's completion of each year of Service with the first such installment becoming exercisable on the third anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Barbeques Galore Limited 1997 Share Option Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement and any Addenda to such Stock Option Agreement attached hereto as Exhibit A. A copy of the Plan is available upon request made to the U.S. Corporate Secretary at the U.S. Corporation's principal offices.

          No Employment or Service Contract.  Nothing in this Notice or in the
          ---------------------------------
attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.
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          Definitions.  All capitalized terms in this Notice shall have the
          -----------
meaning assigned to them in this Notice or in the attached Stock Option
Agreement.

DATED:                        , 199
       -----------------------      ---


                                    BARBEQUES GALORE LIMITED

                                    By:
                                           ----------------------------------
                                    Title:
                                           ----------------------------------



                                    OPTIONEE

                                    Address:
                                             --------------------------------

                                    -----------------------------------------


ATTACHMENTS
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EXHIBIT A - STOCK OPTION AGREEMENT AND ADDENDA

                                       2.
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                                   EXHIBIT A
                                   ---------

                             STOCK OPTION AGREEMENT
                             ----------------------